UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 5, 2008, Legacy Reserves Operating LP, a wholly owned subsidiary of Legacy Reserves LP (the “Partnership”), entered into a Purchase and Sale Agreement with Cano Petroleum, Inc. (“Cano”) to purchase from Cano all of the membership interests of Pantwist, LLC (the “Pantwist Acquisition”), for an approximate purchase price of $42.7 million, subject to customary closing and post-closing adjustments. Pantwist owns certain oil and natural gas properties in Carson, Gray, Hutchinson, and Moore counties in  the Texas Panhandle.  The Partnership expects to close the acquisition on October 1, 2008 and fund the purchase price with borrowings under its credit facility.

Item 7.01 Regulation FD Disclosure.

On September 8, 2008, Legacy issued a press release relating to the acquisition of oil and natural gas properties. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing by Legacy under the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 8.01  Other Events

On August 29, 2008 and, in connection with the Pantwist Acquisition, on September 5, 2008, Legacy entered into commodity swap transactions, as set forth below, swapping fixed prices for floating prices with counterparties that are members of the Partnership’s bank group. The Partnership utilized oil to hedge natural gas liquids exposure. For natural gas, the Partnership hedged on the ANR-Oklahoma index, which represents the index on which the majority of the Partnership’s residue gas is sold after processing. At the time of the trade, the differential to NYMEX Henry Hub was approximately $0.80 per MMBtu, thus equating to a Henry Hub price of $8.90 per MMBtu.

Year	Oil volumes (Bbls)	WTI Oil Price ($/Bbl)	Natural gas volumes (MMBtu)	Natural gas ANR-OK ($/MMBtu)
2008	-	$109.125	42,100	$8.10
2009	123,000	$109.125	243,100	$8.10
2010	115,700	$109.125	230,500	$8.10
2011	109,700	$109.125	218,700	$8.10
2012	104,600	$109.125	208,700	$8.10
Total	453,000	$109.125	943,100	$8.10

Item 9.01 Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated September 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP By: Legacy Reserves GP, LLC, its general partner

Date: September 10, 2008	By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release dated September 8, 2008